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                       MASTER QUALITY AGREEMENT

        This Quality Agreement (this "Agreement") is made as of the July 24, 1997, by and between PHILIPS CONSUMER ELECTRONICS
   COMPANY, a division of PHILIPS ELECTRONICS NORTH AMERICA
   CORPORATION (hereinafter called "PURCHASER") and CIRCUIT
   SYSTEMS OF TENNESSEE, LP (hereinafter called "SUPPLIER") and provides as follows:

                         W I T N E S S E T H:

        FOR AND IN CONSIDERATION of the mutual promises contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Supplier agree on the quality program for Products (as such term is defined in that certain Printed Circuit Board Purchase Agreement between Purchaser and Supplier, initially dated July 29, 1997 (the "Purchase Agreement") as follows:

   1.        Definitions

        Product Specification shall be defined as the Lightning Stroke "General Printed Circuit Board Specifications for the Sound & Vision (S&V) Classes 1, 2 and 3, "Draft", issue date of 05-15-1997." This specification will govern unless otherwise specified by Engineering (as set forth in Lightning Stroke) and agreed upon in writing.

        "Field Call Rate" or "FCR" shall be identified as the calculated failure rate for all Products within a specific Product category and for all model years.

        "Paid Call Rate" or "PCR" shall be identified as the calculated failure rate for all Products within a specific Product category for a specified model year introduction.

        "PPM" or Parts Per Million shall be defined as the measurement of a Products general quality as measured by the PURCHASER or PURCHASER's designate as defined by the Product Specification or other written agreements. The PPM goal will be as stated in Exhibit A attached hereto as such may be amended from time to time.

        "Final Instrument Facilities" shall be defined as Five Rivers Manufacturing, LLC, located in Greeneville, Tennessee (to the extent such facility manufacturers Products for Purchaser) and
   Philips Electronics, Juarez, Mexico, plants 2 and 5.
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   1.        Purpose

        a. For Products to be procured by PURCHASER from the SUPPLIER, the purpose of this Master Quality Agreement (MQA) is to establish the quality system elements, and to more fully define the obligations of PURCHASER and SUPPLIER, and to establish the working relationship and the feedback system between the PURCHASER, Final Instrument Facilities and SUPPLIER.

        b. The Master Quality Agreement establishes also the basic elements which are required and aimed on the continuous improvement of the Product conformity and reliability performance.

        c. This document supplements the terms and conditions as set out by the Purchase Agreement.

   2.        Zero-Defects

        a. SUPPLIER, PURCHASER and Final Instrument Facilities have committed to the principle of Zero Defects in which all Product defects and failure, and quality discrepancies are to be considered as unacceptable.

        b. SUPPLIER, PURCHASER and Final Instrument Facilities will actively cooperate to investigate the causes of failure and the implementation of corrective as well as preventive actions and generally assist each other in the achievement of mutually beneficial opportunities for quality improvement.

        c. As evidence of SUPPLIER's commitment to the Zero Defect goal, SUPPLIER agrees to supply Products in accordance with the PPM targets as specified in the Product Quality Addendum shown in Exhibit A as well as the applicable terms of the Purchase
   Agreement.

   3.        Applicable Documents

        a.    Product Specifications
                  UAN-D1829/020

        b.    Underwriters Laboratory, Inc. Process Certification

        c.    Purchase Agreement

        Note: Prior to the procurement of Products by the PURCHASER, both parties will agree on the Product specification. SUPPLIER is responsible for ensuring that any Product shipped to PURCHASER meets the requirements of the Product specification.

   1.        Supplier Obligations

        a. SUPPLIER is responsible for the quality of delivered Products and warrants that all Products will meet the requirements of the Product Specification as well as the applicable terms of the Purchase Agreement.
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        b.    SUPPLIER shall perform and retain records of all the
   necessary regulatory compliance testing and verification on all Products manufactured for the PURCHASER (reference item 4b).

        c. SUPPLIER shall assist the PURCHASER or Final Assembly Facilities in the performance of, or make equipment available for the investigation of Product failure.

        d. SUPPLIER shall provide formal quotation which will include the following:

             1.   Tooling cost breakdown
             2.   Engineering charges (if applicable)
             3.   Lead time for tooling
             4.   Lead time for samples
             5.   Production start date after sample approval
             6.   Minimum order quantity
             7. Samples not electrically tested (fixture ordered after sample approval)

   1.        Purchasers Obligations

        Except as otherwise set forth in the Purchase Agreement:

        a. PURCHASER shall provide tooling package to the SUPPLIER capable of meeting Product Specifications.

        b.    PURCHASER shall issue purchase order for required tooling.

        c.    PURCHASER is responsible for final sample approval.

        d. PURCHASER shall assist the SUPPLIER in investigation of causes of failure and the implementation of corrective and preventive actions and assist in the achievement of continuous quality improvement.

        e. PURCHASER shall ensure that the SUPPLIER has the latest information concerning PCB manufacturing design rules.

   2.        Mutual Access, Verification and Confidentiality

        a. SUPPLIER's manufacturing and distribution facilities shall be accessible to PURCHASER's representatives in order to verify whether SUPPLIER observes its obligations under this agreement.

        b. To the extent allowable under Purchaser's Contracts for Products from the Greeneville, Tennessee facilities of Five Rivers Mfg. LLC, PURCHASER's manufacturing facilities will be accessible to SUPPLIER's representatives to observe the handling and processing of SUPPLIER's Products.

        c.    In both cases, the normal courtesies of prior
   notification and agreement will be observed.
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        d.    Both parties agree to keep in strictest confidence and
   ont use for itself or disclose to any third party any confidential and propriety information disclosed by one of the parties during the course of audits, visits and discussions, unless agreed otherwise between SUPPLIER and PURCHASER.

   3.        Qualifications

        a.    System

             i) SUPPLIER shall maintain ISO 9002 and ISO 14000 certification of its system, or document a quality system of equivalent standard. This system shall ensure conformance to the requirements of this agreement and the Purchase Agreement. Moreover, the system will provide for the prevention and early detection of discrepancies and for timely corrective and preventative actions.

             ii) Upon prior notification, the PURCHASER shall at least once per year be afforded the opportunity to visit the SUPPLIER facility to perform a quality system audit on the basis of the appropriate ISO 9000 document.

        b.   Process

             i) SUPPLIER shall have a documented process description. This description shall ensure that Products meet the requirements of the Product specification.

             ii) PURCHASER upon prior notification and agreement with the SUPPLIER, shall be afforded the opportunity to perform a process audit in the SUPPLIER production or manufacturing location.

        c.   Product

             i) SUPPLIER shall use only qualified and approved materials in the design and manufacture of Products and shall have appropriate documentation and procedures which support the qualification process. A joint understanding and agreement of the qualification process shall be established prior to the delivery of any Products (see Product Quality Addendum attached). Exceptions to the agreed upon Product Specification shall be requested by the SUPPLIER to the PURCHASER and shall be jointly approved in writing.

            ii) After qualification, the SUPPLIER shall not introduce any significant manufacturing process change without prior notice to and approval of PURCHASER, if the change effects the final Product beyond the Product specifications.

            iii) PURCHASER reserves the right to refuse shipment lots in those cases where it has been determined and agreed via analytical methods that Products are not conforming to the Product Specifications.

   4.        Safety
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        a.    SUPPLIER is responsible for maintaining all appropriate
   regulatory certification as evidenced in "Attachment B".

        b. Safety defects will be considered as critical defects. Every Product will be submitted to inspection on critical defects during SUPPLIER's manufacturing process. SUPPLIER will immediately notify PURCHASER an defected Final Assembly Facilities upon detection of any Product with a safety defect or upon acquiring information that the risk exists that Products with such defects have been delivered to PURCHASER. A joint action plan shall be initiated.

        c. Should the PURCHASER and/or Final Instrument Facilities discovery any single safety defect, the SUPPLIER shall be notified and a joint action plan will be initiated.

   5.   Application Validation

        a.    PURCHASER shall ensure that the final material PQA
   (Part's Qualification Approval) or a wavier is provided to the SUPPLIER prior to production start up.

        b. The final responsibility for the application of the material remains with the PURCHASER.

   6.   Change Control

        a. SUPPLIER shall notify PURCHASER a minimum of 90 days in advance of any intended change that would impact the performance or specifications of the final instrument/material.

        b. Notifications by the SUPPLIER of such changes shall be accompanied by information which explains the reason for the change and the possible impact to the final instrument process and/or performance.

        c. SUPPLIER may request from the PURCHASER a time within which to respond to the change notification. The PURCHASER may also ask for additional time in order to complete the evaluation of impact and shall agree with the SUPPLIER as to the appropriate time.

        d. Both the PURCHASER and SUPPLIER shall be in agreement as to the necessary requalification of the Product prior to the manufacture of the Product.

        e. Emergency instances shall be handled on a case-by-case basis where a temporary waiver may be granted by the PURCHASER based on the current information available.

   7.   Process Control

        a. Statistical Process Control shall be applied throughout the SUPPLIER's process (where applicable and reasonable). Process capability indexes (Cpk's) shall be established for the critical Product parameters and the correlating process parameters.
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        b.    The critical Product parameters shall be established in
   mutual agreement with the PURCHASER or via Product specifications. The minimum Cpk goal shall be 1.33.

   8.   Product Inspection, Monitoring and Reporting

        a. SUPPLIER shall use a monitoring scheme to establish the reliability and outgoing quality level of Products supplied to the PURCHASER and shall report the details upon request by the PURCHASER.

        b. SUPPLIER shall notify PURCHASER upon detection of potential problems which may lead to a deterioration of PURCHASER's conformity or reliability levels in its development, manufacturing and customer locations.

        c. SUPPLIER shall notify PURCHASER verbally of any potential quality or reliability problems associated with supplied Products and confirm in writing. This shall then be supported by weekly status reports to the PURCHASER until corrective and preventative actions are in place.

        d. The detection of a potential safety hazard, by either PURCHASER or SUPPLIER shall be cause for immediate joint notification and action.

   9.   PPM Management

        a. An essential element of PPM management is PPM co-operation. The purpose of PPM Co-operation is to achieve overall qualify improvement, whereby the ultimate goal is ZERO DEFECTS. For certain Products, the PURCHASER may start a PPM management activity with the SUPPLIER and provide feedback on a monthly basis.

        b. Final Instrument facilities shall provide the SUPPLIER a monthly summary report of material performance.

        c. SUPPLIER and PURCHASER shall establish corrective and preventative actions that will focus on PPM improvement and reduction and shall organize regular follow up to ensure that actions taken are sufficient.

        d. SUPPLIER, PURCHASER, and Final Instrument Facilities shall jointly perform at a minimum of one (1) time per year, a review of the PPM Management Process.

   10.  Complaints

        PURCHASER may, but shall not be required to subject all Products supplied to the PURCHASER to inspections and acceptance or rejection; however, the PURCHASER shall be under no obligation to perform Incoming Materials Inspection. Areas where rejects may be identified:

        a.   Incoming Materials Inspection
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             (1)  Lots with defects identified by PURCHASER during a
   sample inspection may be handled in the following ways:

             o return the entire shipment to SUPPLIER for replacement (RA number required.

             o PURCHASER may elect to do 100% inspection of the defective shipment on site based upon agreed cost to the SUPPLIER.

             o destroy the shipment with written approval from the SUPPLIER.

             o require SUPPLIER to have its personnel and the necessary equipment attend at PURCHASER's premises to do a 100% re-inspection and re-work of the Products.

             (1) PURCHASER/Final Instrument Manufacturer, shall provide SUPPLIER samples of defective material with initial paperwork requesting corrective action and/or financial reimbursement.

        b. SUPPLIER shall prepare a corrective action plan which addresses the following items and shall be forwarded to the PURCHASER and Final Instrument Manufacturer primary contact.

                    (1)     Problem Description (if found to be
                             other than original)
                    (2)     Interim Containment Action and the
                             Date and Product Identification of
                             the implemented action.
                    (3)     Root Cause analysis
                    (4)     Implementation of Permanent Corrective Action
                    (5)     Actions to Prevent Recurrence

        c. SUPPLIER Products, packaging or components that have been reworked shall be readily identifiable by an agreed-upon marking.

   2.   Shelf Life and Warranty

        a. The shelf life of components, assemblies, sub-assemblies or finished goods received from the SUPPLIER will be as specified in the component or Product specifications as set forth in the Purchase Agreement or Product Specification.

        b. Products found to be older than specified upon incoming inspection shall be subject to return to the SUPPLIER for replacement by new production. Other options may be agreed upon between the SUPPLIER and PURCHASER.

   3.   Product Traceability
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        a.   SUPPLIER shall maintain a Product tracking system
   capable of identifying production batches in the manufacturing and supply chain.

   4.        Amendment

        This agreement and the attachments and exhibits hereto shall serve as the Quality Agreement between the parties until amended in writing as set forth herein or in the Purchase Agreement.

        IN WITNESS WHEREOF, Purchaser and Supplier, intending to be legally bound, have executed this Agreement as of the date and year first above written.


                            CIRCUIT SYSTEMS OF TENNESSEE, LP
                            "Supplier"



                            By: /s/ Dilip S.Vyas
                                 Dilip S. Vyas
                                 Vice President


                              PHILIPS ELECTRONICS NORTH
                              AMERICA CORPORATION
                              "Purchaser"

                              By:/s/ Thomas M. Hafner
                                 Thomas M. Hafner, Vice President
                                 and General Counsel
                                 Philips Consumer Electronics
                                 Company, a division of Philips
                                 Electronics North America Corporation


                              EXHIBIT "A"
                       Quality Agreement between
                   Philips Consumer Electronics and
                  Circuit Systems of Tennessee, L.P.
                         1997-98 Quality Goals


   Product Category:                       1997 Goals     1998 Goals

   Printed Circuit Board Material
         o    FRI or FR2 base material

         o    CEM base material

   Impound Number

         o    TBD
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   Quality Goals shall be determined after a six month monitoring and review of the data from the Final Instrument Facilities in Greeneville, TN. (Five Rivers Mfg., LLC) and Juarez, Mexico
   (Philips Plants 2, 4 and 5).

   *"ppm" = Parts Per Million as measured by PURCHASER or PURCHASER's designated Final Instrument Manufacturing Facilities.


                              EXHIBIT "B"
                 Generic Quality Specification between
                   Philips Consumer Electronics and
                  Circuit Systems of Tennessee, L.P.
                         1997-98 Specification

   a)   Product Safety Certificate/UL Process Certification
             o   UL Certification Number: E38049

   b)   Designated Contacts with Signature Authority:

        SUPPLIER                           PURCHASER

   1)   _______________________
        ____________________________
        Circuit Systems of                 Philips Consumer Electronics
        Tennessee, L.P.                    Development Engineering



        ____________________________
                                           Philips Consumer Electronics
                                           V.P. Development Engineering



        ____________________________
                                           Philips Consumer Electronics
                                           Director Quality, Reliab. &
                                           Comp.



        ____________________________
                                           Philips Consumer Electronics
                                           Manager Product Compliance

        c) Statistical Process Control shall be utilized by the SUPPLIER when processing Products for the PURCHASER. Process Control points shall be mutually agreed upon or identified per the Product Specification prior to the initiation of production.

                              EXHIBIT "C"
                   Product Quality Addendum between
                   Philips Consumer Electronics and
                  Circuit Systems of Tennessee, L.P.
                                1997-98


             see attached document from S&V Engineering.
                  (Draft Process of supplier qualification and Product Specifics)




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